FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-11

-----Original Message-----
From: SPG SYNDICATE JPM (JP MORGAN SECURITIES) [mailto:sjpm2@bloomberg.net]
Sent: Thursday, October 17, 2013 5:00 PM
Subject: ★JPMBB 2013-C15★ CLASS A-2 AND CLASS A-2FL CERTIFICATE BALANCES

The certificate balances of the Class A-2 and Class A-2FL are changing. The initial outstanding principal balance for Class A-2 will be $285,321,000 and the initial outstanding principal balance for Class A-2FL will be $80,000,000.

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